Exhibit 99.1
                                                     Press Release dated 2-26-07

                     First Litchfield Financial Corporation
                 13 North Street, Litchfield, Connecticut 06759

NEWS RELEASE
For Immediate Release

          First Litchfield Financial Corporation Declares Cash Dividend

Litchfield, Connecticut--February 26, 2007--On February 22, 2007, the Board of Directors of First Litchfield Financial Corporation (OTCBB: FLFL), the holding company for The First National Bank of Litchfield, declared a quarterly cash dividend of $0.15 per share payable on April 26, 2007 to shareholders of record on March 9, 2007.

                              Safe Harbor Statement

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore,
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actual future  results may differ  significantly  from results  discussed in the forward-looking statements.

                               About FNBL and FLFC


One of the oldest nationally chartered banks in the country, The First National Bank of Litchfield has served the communities of Northwestern Connecticut since 1814. It is currently operating nine full-service banking offices in Canton, Goshen, Litchfield, Marble Dale, New Milford, Roxbury, Washington and Torrington, with total assets of over $500 million. Maintaining a long-standing commitment to personalized service, the Bank provides consumer, commercial and retail investment and insurance products and services, as well as equipment leasing through its subsidiary First Litchfield Leasing Corporation. The Bank's full-service Trust and Wealth Management division offers asset management and estate settlement services to individuals, non-profit and commercial customers. Additionally, the Bank offers non-deposit retail investment products such as mutual funds, annuities and insurance through its relationship with Infinex Investments, Inc.

Contact:   Carroll A. Pereira, CFO, (860) 567-2672

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